Exhibit 99.2

Everett Charles Technologies

Combined Financial Statements

As of and for the nine months ended September 30, 2013

Everett Charles Technologies

INDEX TO COMBINED FINANCIAL STATEMENTS

Page(s)
Financial Statements:

Combined Statement of Operations	1

Combined Balance Sheet	2

Combined Statement of Cash Flows	3

Notes to Combined Financial Statements	4

Everett Charles Technologies

COMBINED STATEMENT OF OPERATIONS

(In thousands)

For the Nine Months Ended September 30, 2013
Revenue	$205,330
Cost of goods and services	141,502

Gross profit	63,828
Selling and administrative expenses	48,675
Loss on disposal of investment	610

Operating earnings	14,543
Interest expense, net	651
Income from forgiveness of debt	(37,803)
Other expense, net	3,857

Earnings before income tax	47,838
Income tax expense	12,931

Net earnings	$34,907

See Notes to Combined Financial Statements.

Everett Charles Technologies

COMBINED BALANCE SHEET

(In thousands)

September 30, 2013
Current assets:
Cash	$15,573
Accounts receivable, net of allowances of $1,153	53,318
Inventories, net	35,999
Prepaid and other current assets	2,445
Total current assets	107,335

Advances due from Dover, net	32,685
Notes receivable from affiliates	—
Property, plant and equipment, net	25,134
Goodwill	195,096
Intangible assets, net	20,113
Other assets and deferred charges	2,108

Total assets	$382,471

Current liabilities:
Accounts payable	16,178
Accrued compensation and employee benefits	9,605
Other accrued expenses	5,489
Income taxes payable	9,274

Total current liabilities	40,546

Advances due to Dover, net	39,896
Notes payable to affiliates	—
Deferred income taxes	65,212
Other long-term liabilities	648
Divisional Equity:
Total owner’s equity	236,169

Total liabilities and divisional equity	$382,471

See Notes to Combined Financial Statements.

Everett Charles Technologies

COMBINED STATEMENT OF CASH FLOWS

(In thousands)

Nine Months Ended September 30, 2013
Operating Activities
Net earnings	$34,907
Adjustments to reconcile net earnings to cash provided by operating activities:
Provision for losses on accounts receivable, net of recoveries	231
Deferred income taxes	1,707
Cash effect of changes in current assets and liabilities:
Accounts receivable	(11,264)
Inventories	1,013
Prepaid expenses and other assets	(553)
Accounts payable	4,243
Accrued expenses	2,554
Accrued taxes	11,888
Other non-current, net	(13,720)

Net cash provided by operating activities	31,006

Investing Activities
Proceeds from the sale of property, plant and equipment	185
Additions to property, plant and equipment	(2,610)

Net cash used in investing activities	(2,425)

Financing Activities
Change in notes payable	(82,133)
Capital contribution from Dover, net	66,715

Net cash used in financing activities	(15,418)

Effect of exchange rate changes on cash	201

Net change in cash	13,364

Cash at beginning of year	2,209

Cash at end of year	$15,573

See Notes to Combined Financial Statements.

Everett Charles Technologies

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

1.	Basis of Presentation:

These financial statements have not been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). They do not purport to properly reflect a stand-alone entity as would be required by U.S. GAAP, nor do they contain a complete set of notes thereto which would be required to comply with financial statements prepared in accordance with U.S. GAAP.

In addition, these financial statements present the Combined Statements of Operations and Combined Balance Sheet of the Everett Charles Technology businesses, rather than the legal consolidation.

These financial statements have been prepared from the underlying accounting records of the operating companies as included in the consolidated financial statements of Dover Corporation, which are prepared in accordance with U.S. GAAP.

The underlying transactions entered into by Everett Charles Technologies and its affiliates were recorded in accordance with U.S. GAAP in all material respects and in a consistent manner across all periods.

2.	Results of Operations:

The results of operations include charges incurred by Everett Charles Technologies as a result of the legal structure of certain entities included in the Combined Financial Statements. For management review of operating results, these charges are eliminated. However, these financial statements do not reflect any such adjustments which are needed in order to properly understand the results of operations.

No attempt has been made to adjust these financial statements in accordance with U.S. GAAP guidance as pertains to carve-out financial statements, or stand-alone financial statements. As a result, these financials statements do not include adjustments for corporate allocations, depreciation and amortization expense, intercompany royalties and legal fees associated with their registration and defense, stock compensation expense, and others.

Income taxes have been computed based upon instructions from the Dover group of companies by jurisdiction and do not reflect adjustments that would be required under carve-out financial statements.

3.	Owners’ Equity:

As these are Combined Financial Statements, Owners’ Equity represents the outstanding common stock, additional paid-in capital, accumulated other comprehensive income, including the currency translation adjustment, and retained earnings of each of the legal entities and divisions which are not wholly owned by the deemed parent company, DTG International, Inc.

4